AMENDED AND RESTATED

                                   B Y L A W S

                                      of

                                JONES NAUGHTON
                               ENTERTAINMENT , INC.

                            a Colorado Corporation

                               TABLE OF CONTENTS

ARTICLE I - CORPORATE OFFICES . . . . . . . . . . . . . . . . 1
1.01 Principal Office . . . . . . . . . . . . . . . . . . . . 1
1.02 Other Offices  . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II -- SHAREHOLDERS  . . . . . . . . . . . . . . . . . 1
2.01 Annual Meeting . . . . . . . . . . . . . . . . . . . . . 1
2.02 Special Meetings . . . . . . . . . . . . . . . . . . . . 1
2.03 Place of Meetings  . . . . . . . . . . . . . . . . . . . 2
2.04 Notice of Meetings . . . . . . . . . . . . . . . . . . . 2
2.05 Closing of Stock Transfer Books  . . . . . . . . . . . . 2
2.06 Record Date for Determination of Shareholders  . . . . . 2
2.07 Voting List  . . . . . . . . . . . . . . . . . . . . . . 3
2.08 Quorum . . . . . . . . . . . . . . . . . . . . . . . . . 3
2.09 Proxies  . . . . . . . . . . . . . . . . . . . . . . . . 3
2.10 Voting Shares  . . . . . . . . . . . . . . . . . . . . . 4
2.11 Voting of Shares by Certain Holders  . . . . . . . . . . 4
2.12 Advance Notice for Shareholder Nominations
     of Directors and Proposals . . . . . . . . . . . . . . . 4
2.13 Examination by Shareholders of Books and Records . . . . 5

ARTICLE III -- B0ARD OF DIRECTORS  . . . . . . . . . . . . .  6
3.01 General Powers . . . . . . . . . . . . . . . . . . . . . 6
3.02 Number of Directors and Qualification  . . . . . . . . . 6
3.03 Election and Term of Office . . . . . . . . . . . . . . .6
3.04 Regular Meetings . . . . . . . . . . . . . . . . . . . . 6
3.05 Special Meetings . . . . . . . . . . . . . . . . . . . . 6
3.06 Notice . . . . . . . . . . . . . . . . . . . . . . . . . 6
3.07 Quorum . . . . . . . . . . . . . . . . . . . . . . . . . 7
3.08 Manner of Acting . . . . . . . . . . . . . . . . . . . . 7
3.09 Vacancies and Newly Created Directorships  . . . . . . . 7
3.10 Committees . . . . . . . . . . . . . . . . . . . . . . . 7
3.11 Fees and Compensation  . . . . . . . . . . . . . . . . . 8
3.12 Presumption of Assent  . . . . . . . . . . . . . . . . . 8
3-13 Resignations . . . . . . . . . . . . . . . . . . . . . . 8
3.14 Action by Written Consent  . . . . . . . . . . . . . . . 8
3.15 Meetings by Telephone Conference Call  . . . . . . . . . 9
3.16 Removal of Directors . . . . . . . . . . . . . . . . . . 9
3.17 Loans to Directors, Officers, and Others  . . . . . . . .9

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                               TABLE OF CONTENTS - CONT'D

ARTICLE TV -- COMMITTEES OF DIRECTORS . . . . . . . . .9
4.01 How Constituted  . . . . . . . . . . . . . . . . .9
4.02 Powers . . . . . . . . . . . . . . . . . . . . . .9
4.03 Proceedings  . . . . . . . . . . . . . . . . . . .9
4.04 Quorum and Manner of Acting  . . . . . . . . . . 10
4.05 Meetings by Telephone Conference Call, Consent . 10
4-06 Resignations . . . . . . . . . . . . . . . . . . 10
4.07 Removal  . . . . . . . . . . . . . . . . . . . . 10
4.08 Vacancies  . . . . . . . . . . . . . . . . . . . 10
4.09 Compensation . . . . . . . . . . . . . . . . . . 11

ARTICLE V -- OFFICERS . . . . . . . . . . . . . . . . 11
5.01 Officers . . . . . . . . . . . . . . . . . . . . 11
5.02 Election, Term of Office and Qualification . . . 11
5.03 Resignations . . . . . . . . . . . . . . . . . . 11
5.04 Removal  . . . . . . . . . . . . . . . . . . . . 11
5.05 Vacancies and Newly Created Offices  . . . . . . 12
5.06 Chairman of the Board . . . . . . . . . . . . .  12
5.07 President . . . . . . . . . . . . . . . . . . .  12
5-08 Vice-Presidents . . . . . . . . . . . . . . . .  12
5.09 Secretary  . . . . . . . . . . . . . . . . . . . 12
5.10 Treasurer . . . . . . . . . . . . . . . . . . .  13
5.11 Assistant Secretaries and Treasurers . . . . . . 13
5.12 Salaries . . . . . . . . . . . . . . . . . . . . 14
5.13 Surety Bonds . . . . . . . . . . . . . . . . . . 14

ARTICLE VI - EXECUTION OF INSTRUMENTS, 13ORROWING OF
MONEY AND DEPOSIT OF CORPORATE FUNDS . . . . . . . .  14
6.01 Instruments . . . . . . . . . . . . . . . . . .  14
6.02 Loans . . . . . . . . . . . . . . . . . . . . .  14
6.03 Deposits . . . . . . . . . . . . . . . . . . .   14
6.04 Checks, Drafts, etc . . . . . . . . . . . . . .  15
6.05 Bonds and Debentures  . . . . . . . . . . . . .  15
6.06 Sale, Transfer, etc., of Securities . . . . . .  15
6.07 Proxies . . . . . . . . . . . . . . . . . . . .  15

ARTICLE VII - CAPITAL STOCK . . . . . . . . . . . . . 16
7.01 Stock Certificates . . . . . . . . . . . . . . . 16
7.02 Transfer of Stock b . . . . . . . . . . . . . . .17
7.03 Regulations  . . . . . . . . . . . . . . . . . . 17
7.04 Transfer Agents and Registrars . . . . . . . . . 17
7.05 Lost or Destroy ed Certificates  . . . . . . . . 17

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                            TABLE OF CONTENTS - Cont'd

ARTICLE VIII -- MAINTENANCE AND INSPECTION OF BOOKS AND

RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . . 17
8-01 Books  . . . . . . . . . . . . . . . . . . . . . . . . 17
8.02 Examination  . . . . . . . . . . . . . . . . . . . . . 18
8.03 Financial Statements . . . . . . . . . . . . . . . . . 18
8.04 inspection . . . . . . . . . . . . . . . . . . . . . . 18

ARTICLE IX -- INDEMNIFICATION . . . . . . . . . . . . . . . 18
9.01 Indemnification of Third Party Actions . . . . . . . . 18
9.02 Indemnification of Corporation Actions . . . . . . . . 19
9.03  Determination . . . . . . . . . . . . . . . . . . . . 19
9.04  General Indemnification . . . . . . . . . . . . . . . 19
9.05  Advances . . . . . . . . . . . . . . . . . . . . . . .19
9.06  Scope of Indemnification . . . . . . . . . . . . . . .20
9.07  Insurance . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE X -- FISCAL YEAR . . . . . . . . . . . . . . . . . .20
ARTICLE XI - DIVIDENDS  . . . . . . . . . . . . . . . . . . 20
ARTICLE XII -- AMENDMENTS . . . . . . . . . . . . . . . . . 21
CERTIFICATE OF ADOPTION OF BYLAWS . . . . . . . . . . . . . 22

                                        BYLAWS
                                         OF
                            Jones Naughton Entertainment, Inc.

                         Approved by Resolution of the
                         Board of Directors dated           1994



                                        ARTICLE I
                                    CORPORATE OFFICES

1.01   Principal Office

The Board of Directors shall from time to time fix the location of the principal executive office of the corporation at any place within or without the State of Colorado. If the principal executive office is located outside of the State of Colorado, then the corporation shall maintain a registered office within such State.

1.02  OTher Offices

The Board of Directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

                                       ARTICLE II
                                      SHAREHOLDERS

2.01  Annual Meeting

The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors. In the absence of such designation, the annual meeting of shareholders shall be held on the second Friday of May of each year at 10:00 a.m. However, if such date falls on a legal holiday, then the meeting shall be held on the next succeeding business day. At the meeting, directors shall be elected and any other proper business may be transacted. If the election of directors shall not be held on the day designated herein for the annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

2.02  Special Meetings

Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, or a majority of the Board of Directors. Shareholders owning ten percent (10%) or more of all of the shares entitled to vote on any issue to be considered at a special meeting may also call a special meeting by providing written demand to the corporate secretary. The written demand must state the purpose of the meeting and be dated and signed by the shareholders calling the meeting.

2.03 Place of Meetings

Meetings of shareholders may be held at any place within or outside the State of Colorado designated by the Board of Directors. In the absence of any such designation, meetings shall be held at the registered office of the corporation.

2.04 Notice of Meetings

Written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage prepaid.

2.05 Closing of Stock Transfer Books

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a period not to exceed fifty (50) days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

2.06 Record Date for Determination of Shareholders

In lieu of closing the stock transfer books, and for the purpose of determining the shareholders entitled to notice of or to vote at any meeting or adjournment thereof, or to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for such determination of shareholders, which date shall not be more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken, and in such event only shareholders of record on the date so fixed shall be entitled to notice or to vote or to otherwise participate in the matter with respect to which the record date is fixed, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Colorado Corporation Code.

If the Board of Directors does not so fix a record date and the stock transfer books are not closed:

(a) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice of such meeting is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;

(b) the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is required, shall be the day on which the first written consent is given;

(c) The record date for determining shareholders for any other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

2.07 Voting List

The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at each meeting of the shareholders of the corporation or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder, for any purpose germane to the meeting, d6ring the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

2.08 Quorum

A majority of each class the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall constitute the act of the shareholders, unless the vote of a greater number of shares or voting by classes is required by the Colorado Corporation Code, the Articles of Incorporation of the corporation or these Bylaws.

2.09 Proxies

At all meetings of shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

2.10 Voting Shares

Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation of the corporation as permitted by the Colorado Corporation Code. No cumulative voting shall be allowed in the election of directors.

2.11 Voting of Shares by Certain Holders

Neither treasury shares nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

2.12  Advance Notice for Shareholder Nominations of Directors and
      Proposals

Set forth below is the advance notice procedure for nominations (other than by or at the direction of the Board) of candidates for election as directors at, and for proposals to be brought before, an annual meeting of shareholders of the Company. Subject to any other applicable requirements, only such nominations may be considered and such business may be conducted at an annual meeting as has been brought before the meeting by or at the direction of the Board or by a shareholder who has given to the Secretary of the Company timely written notice, in proper form, of the same.

To be timely, notice of nominations or other business to be brought before an annual meeting must be received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary of the preceding year's annual meeting or, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, such notice must be received not earlier than 90 days prior to such annual meeting and not later than the close of business on the later of(i) the 60th day prior to the annual meeting or (ii) the 10th day following the day on which public announcement of the date of the meeting is first made.

Each notice must set forth (i) the name and address, as it appears on the books of the Company, of the shareholder who intends to make the nomination or proposal and of any beneficial owner on whose behalf the nomination or proposal is made and (ii) the class and number of shares of the Company that are owned beneficially and of record by such shareholder and beneficial owner. In addition, in the case of a shareholder proposal, the notice shall set forth a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder or beneficial owner in that proposed business.

In the case of a nomination of any person for election as a director, the notice must set forth (i) all information regarding the nominee proposed by the shareholder that would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission and (ii) the consent of the nominee to be named in a proxy statement as a candidate for election and to serve as a director of the Company if elected.

2.13   Examination by Shareholders of Books and Records

Any person who is a shareholder of record, upon written demand stating the purpose thereof, shall have the right to examine, in person, or by agent or attorney, at any reasonable time or times, for any proper purpose, the corporation's books and records of account, minutes, and record of shareholders and to make extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a shareholder. Upon the written request of any shareholder, the corporation shall mail to such shareholder its most recent annual or quarterly financial statements showing in reasonable detail its assets and liabilities and the results of its operations.

                                 ARTICLE III
                            BOARD OF DIRECTORS

3.01 General Powers

The property, business and affairs of the corporation shall be managed by the Board of Directors. The Board of Directors may exercise all the powers of the corporation whether derived from law or the Articles of Incorporation, except such powers as are by statute, by the Articles of Incorporation or by these Bylaws, vested solely in the shareholders of the corporation.

3.02  Number of Directors and Qualification

The authorized number of directors shall be specified from time to time by resolution of the Board of Directors, but shall not be less than three (3) nor more than seven (7). Directors need not be residents of the State of Colorado or shareholders of the corporation.

3.03  Election and Term of Office

Directors shall be elected at each annual meeting of shareholders to hold office until the next succeeding annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. No decrease in the authorized numb~r of directors shall have the effect of shortening the term of any incumbent director.

3.04  Regular Meetings

The Board of Directors may provide by resolution the time and place, either within or without the State of Colorado, for the holding of regular meetings without notice other than such resolution.

3.05  Special Meetings

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by or at the request of the Chairman of the Board, the President, or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either, within or without the State of Colorado, as the place for holding any special meeting of the Board of Directors.

3.06  Notice

Notice of the time and place of any special meeting shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records. of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the meeting begins. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving notice has reason to believe will promptly communicate it to the director. Any director may waive notice of any meeting and attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where the director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors needs to be specified in the notice or waiver of notice of such meeting.

3.07 Quorum

A majority of the authorized number of directors as fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

3.08 Manner of Acting

The act of a majority of the directors present at a meeting at which a quorum is present shall, unless the act of a greater number of directors is required by the Articles of Incorporation of the corporation or these Bylaws, be the act of the Board of Directors.

3.09 Vacancies and Newly Created Directorships

Any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of directors shall be filled by the vote of a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office such appointment to be until the next annual meeting or a special meeting of the shareholders called for the purpose of electing a director to the office so created. Any directorship to be filled by reason of the removal of one or more directors by the shareholders may be filled by election by the shareholders at the meeting at which the director or directors are removed.

3.10 Committees

The Board of Directors, by resolution adopted by the majority of the number of directors, may designate one or more committees consisting of not less than two directors, which committee or committees, to the extent provided in such resolution or in the Articles of Incorporation or these Bylaws, shall have and may exercise all the authority so provided; except that the designation of such committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him or her by law.

3.11  Fees and Compensation

Directors may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This section shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

3.12  Presumption of Assent

A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director's dissent shall be entered in the minutes of the meeting or unless such director shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

3.13  Resignations

A director may resign at any time by delivering a written resignation to either the Chairman of the Board of Directors, the President, a Vice-President or the Secretary or Assistant Secretary, if any. Unless otherwise provided in the resignation, the resignation shall become effective on its delivery to an officer or director of the corporation. If the resignation is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes Effective.

3.14  Action by Written consent

Any action required to be taken at a meeting of the directors of the corporation or any other action which may be taken at a meeting of the Board of Directors or of a committee, may be taken without a meeting if a unanimous consent in writing, setting forth the action so taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same legal effect as a unanimous vote of all the directors or members of the committee.

3.15  Meetings by Telephone Conference Call

Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting.

3.16 Removal of Directors

At a shareholders' meeting called expressly for that purpose, directors may be removed in the manner provided in this section, unless otherwise provided by the Articles of Incorporation. One or more directors or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of the majority of the shares then entitled to vote at an election of directors.

3.17  Loans to Directors, Officers, and Others

The corporation shall not lend money to or use its credit to assist its officers, directors or other control persons without authorization in the particular case by the shareholders, but may lend money to and use its credit to assist any employee, excluding such officers, directors or other control persons of the corporation or of any subsidiary, if such loan or assistance benefits the corporation.

                                      ARTICLE IV
                               COMMITTEES OF DIRECTORS

4.01  How Constituted

The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors.

4.02  Powers

Each committee shall have and may exercise all powers relating to the business and affairs of the corporation as may be granted to it by the Board of Directors, except for such power as by law may not be delegated by the Board of Directors to a committee.

4.03  Proceedings

Each committee as may be designated hereunder by the Board of Directors may fix its own presiding and recording officer or officers, and may meet at such place or places, at such time or times and upon such notice (or without notice) as it shall determine from time to time. It shall keep a record of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following.

4.04 Quorum and Manner of Acting

At all meetings of each committee as may be designated hereunder by the Board of Directors, the presence of members constituting two-thirds of the total authorized membership of the committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of two-thirds of the members present at any meeting at which a quorum is present shall be the act of such committee. The members of each committee as may be designated hereunder by the Board of Directors, shall act only as a committee and the individual members thereof shall have no powers as such.

4.05 Meetings by Telephone Conference Call, Consent

Members of each committee as may be designated hereunder by the Board of Directors may participate in a meeting of the committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such a meeting.

Action may be taken by any committee without a meeting if all members thereof consent in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

4.06 Resignations

Any member of any committee as may be designated hereunder by the Board of Directors may resign at any time by delivering a written resignation to either the Chairman of the Board, if any, the President, the Secretary, or Assistant Secretary, if any, or to the presiding officer of the committee of which he or she is a member, if any shall have been appointed and shall be in office. Unless otherwise specified therein, such resignation shall take effect upon delivery.

4.07 Removal

The Board of Directors may at any time remove any member of any committee designated by it hereunder either with or without cause.

4.08 Vacancies

If any vacancy shall occur in any committee designated by the Board of Directors hereunder, by reason of disqualification, death, resignation, removal or otherwise, the remaining members shall, until the filling of such vacancy, constitute the then total authorized membership of the committee and, provided that two or more members are remaining, shall continue to act. Such vacancy may be filled at any meeting of the Board of Directors.

4.09 Compensation

The Board of Directors may allow a fixed sum and expenses of attendance to any member of any committee designated by it hereunder who is not an active salaried employee of the corporation for attendance at each meeting of such committee.

                                      ARTICLE V
                                      OFFICERS

5.01 Officers

The officers of the corporation shall be a President, one or more Vice-Presidents, as may be determined by resolution of the Board of Directors, and a Secretary. Any two or more offices may be held by the same person, except the offices of president and secretary shall not be held by the same person. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Chief Financial Officer, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and such other officers as may be appointed by the Board of Directors in accordance with the provisions of these Bylaws.

5.02  Election, Term of Office and Qualification

The officers of the corporation shall be elected by, and serve at the pleasure of, the Board of Directors, subject to any rights of an officer under any contract of employment. Elections of officers shall take place annually or at such other intervals as the Board of Directors may determine, and may be held at regular or special meetings of the Board or by the written consent of the directors. Each officer shall hold office until his or her successor shall have been duly elected and qualified or until such officer's death, resignation or removal in the manner provided in these Bylaws. Any tw6or more offices may be held by the same person, except the offices of President and Secretary shall not be held by the same person. The Chairman of the Board, if any, shall be and remain a director of the corporation during the term of his or her office. No other officer need be a director of the corporation.

5.03  Resignations

Any officer may resign at any time by delivering a written resignation to the Board of Directors, the President, or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon such delivery of the resignation; and, unless otherwise specified in the resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.04  Removal

Any officer may be removed by the Board of Directors or by a committee, if any, if so authorized by the Board of Directors, whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

5.05 Vacancies and Newly Created Offices

A vacancy in any office by reason of death, resignation, removal, disqualification, the creation of a new office or otherwise, may be filled by the Board of Directors at any regular or special meeting or by the unanimous written consent of the directors.

5.06 Chairman of the Board

The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these Bylaws. If there is no President, then the Chairman of the Board shall also have the powers and duties prescribed in these Bylaws for the President.

5.07 President

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, and unless the Board of Directors shall otherwise determine, the President shall be the chief executive officer of the corporation, and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business, officers, employees and agents of the corporation. The President shall, when present, preside at meetings of the shareholders and, in the absence or non-existence of a Chairman of the Board, at all meetings of the Board of Directors. The President shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

5.08 Vice-Presidents

In the absence or disability of the President, the Vice Presidents, in order to their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as may from time to time be prescribed for them by the Board of Directors, these Bylaws, the President or the Chairman of the Board and, unless otherwise so prescribed, the powers and duties customarily vested in the office of Vice President of a corporation.

5.09 Secretary

The Secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minutes of the proceedings of all meetings of, and a record of all actions taken by, the Board of Directors, committees of directors and shareholders of the corporation.

The Secretary shall cause all notices of meetings to be duly given in accordance with the provisions of these Bylaws and as required by statute.

The Secretary shall be the custodian of the corporate records and of the seal of the corporation, and shall cause such seal (or a facsimile thereof) to be affixed to all certificates representing stock of the corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the corporation under its seal shall have been duly authorized in accordance with these Bylaws, and when so affixed the Secretary may attest the same.

The Secretary shall see that the books, reports, statements, certificates and other documents and records required by statute are properly kept and filed.

The Secretary shall have charge of the stock books of the corporation and cause the stock and transfer books to be kept in such manner as to show at any time the amount of the stock of the corporation of each class issued and outstanding, the manner in which and the time when such stock was paid for, the alphabetically arranged names and the addresses of the holders of record thereof, the number of shares held by each holder, and the time when each became such holder of record. The original or duplicate stock register shall at all reasonable times be open to inspection by any director. The Secretary shall cause the stock book to be kept and exhibited at the principal office of the corporation in the manner and for the purposes provided by law and these Bylaws.

The Secretary shall perform all duties incident to the office of Secretary and such other duties as are given to him or her by law or these Bylaws or as from time to time may be assigned by the Board of Directors.

5.10  Treasurer

The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

The Treasurer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of transactions taken as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

5.11  Assistant Secretaries and Treasurers

Any Assistant Secretaries or Assistant Treasurers elected by the Board of Directors shall perform such of the duties of the Secretary or the Treasurer, respectively, as may be assigned to them by the officers they are elected to assist, or as may otherwise be specifically prescribed for them by the Board of Directors.

5.12 Salaries

The salaries or other compensation of the officers of the corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any officers. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a director of the corporation.

5.13 Surety Bonds

In case the Board of Directors shall so require, any officer or agent of the corporation shall provide the corporation with a bond, in such sums and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the corporation, including responsibility for negligence and for the accounting of all property, monies or securities of the corporation which may come under his responsibility.

                                  ARTICLE VI
                 EXECUTION OF INSTRUMENTS, BORROWING OF MONEY
                        AND DEPOSIT OF CORPORATE FUNDS

6.01  Instruments

The Board of Directors may authorize any officer, agent or agents, to enter into any contract or execute and deliver any instrument in the name of, and on behalf of, the corporation, and such authority may be general or confined to specific instances.

6.02  Loans

No loan or advance shall be contracted on behalf of the corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the corporation shall he mortgaged, pledged, hypothecated, transferred or conveyed as security for the payment of any loan, advance, indebtedness or liability of the corporation, unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.

6.03  Deposits

All monies of the corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select, or as from time to time may be selected by any officer or agent authorized so to do by the Board of Directors.

6.04 Checks, Drafts, etc.

All checks, drafts, acceptances, notes, endorsements and, subject to the provisions of these Bylaws, evidences of indebtedness of the corporation shall he signed by such officer or officers or such agent or agents of the corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories shall be in such manner as the Board of Directors from time to time may determine.

6.05 Bonds and Debentures

Every bond or debenture issued by the corporation shall be evidenced by an appropriate instrument which shall be signed by the President or a Vice-President and by the Secretary. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the corporation's officers named thereon may be a facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the corporation for any reason before the same has been delivered by the corporation, such bond or debenture may nevertheless be adopted by the corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

6.06 Sale, Transfer, etc., of Securities

Sales, transfers, endorsements, and assignments of shares of stocks, bonds and other securities owned by or standing in the name of the corporation, and the execution and delivery on behalf of the corporation of any and all instruments in writing incident to any such sale, transfer, endorsement or assignment, shall be effected by the President, or by any Vice-President, together with the Secretary, or by any officer or agent thereunto authorized by the Board of Directors.

6.07 Proxies

Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the corporation shall be executed and delivered on behalf of the corporation by the President or any Vice-President and the Secretary of the corporation or by any officer or agent thereunto authorized by the Board of Directors.

                                    ARTICLE VII
                                   CAPITAL STOCK

7.01 Stock Certificates

The shares of the corporation shall be represented by certificates signed by the President or a Vice-President and the Secretary or an Assistant Secretary of the corporation. The signatures of the President or Vice-President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of its issue.

Every certificate representing shares issued by the corporation at a time when it is authorized to issue shares of more than one class shall set forth upon the face or back of the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

 Each certificate representing shares shall state upon the face thereof:

(a) That the corporation is organized under the laws of the State of Colorado.

(b) The name of the person to whom the certificate is issued.

(c) The number and class of shares, and the designation of the series, if any, which such certificate represents.

(d) The par value of each share represented by such certificate, or a statement that the shares are without par value.

No certificate shall be issued for any share until such share is fully paid. There shall be entered upon the stock transfer books of the corporation at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the shares represented thereby, the number and kind, class or series of such shares and the date of issuance thereof. Every certificate exchanged or returned to the corporation shall be marked "Cancelled" with the date of cancellation.

7.02 Transfer of Stock

Transfers of stock shall be made only upon the stock transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in replacement of a lost or destroyed certificate as provided in these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor. Except as otherwise provided by law, the corporation and transfer agents and registrars, if any, shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof.

7.03 Regulations

Subject to the provisions of these Bylaws and of the Articles of Incorporation, the Board of Directors may make such rules and regulations as they may deem expedient concerning the issuance, transfer, redemption and registration of certificates for shares of the stock of the corporation.

7.04  Transfer Agents and Registrars

The Board of Directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing shares of stock of the corporation, and may require all such certificates to bear the signature of either or both. The Board of Directors may from time to time define the respective duties of such transfer agents and registrars.

7.05  Lost or Destroyed Certificates

In the event of the loss or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

                                   ARTICLE VIII
                    MAINTENANCE AND INSPECTION OF BOOKS AND RECORDS

8.01 Books

The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors; and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

8.02 Examination

Any person who is a shareholder of record, upon written demand stating the purpose thereof, shall have the right to examine, in person, or by agent or attorney, at any reasonable time or times, for any proper purpose, the corporation's books and records of account, minutes and record of shareholders and to make extracts therefrom. A proper purpose means a purpose reasonably related to the person's interest as a shareholder.

8.03 Financial Statements

Upon the written request of any shareholder of the corporation, the corporation shall mail to such shareholder its most recent annual or quarterly financial statements showing in reasonable detail its assets and liabilities and the results of its operations.

8.04 Inspection

Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind as well as the physical properties of the corporation and each of its subsidiary corporations. Such inspection by a director may be made in person or by an agent or attorney. The right of inspection includes the right to copy and make extracts of documents.

                                  ARTICLE IX
                                INDEMNIFICATION

9.01  Indemnification of Third Party Actions

The corporation shall, to the maximum extent and in the manner permitted by the Colorado Corporation Code, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except not an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

9.02 Indemnification of Corporation Actions

The corporation shall, to the maximum extent and in the manner permitted by the Colorado Corporation Code, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court considers proper.

9.03 Determination

To the extent that a director, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in SECTIONS 9.01 AND 9.02 hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. Any other indemnification under
Section 9.01 OR 9.02 hereof shall be made by the corporation as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 9.01 or
9.02 hereof. Such determination shall be made either (1) by the Board of Directors by a majority vote of a quorum of directors, or (2) by the shareholders by a majority vote of a quorum of shareholders at any meeting duly called for such purpose.

9.04 General Indemnification

The indemnification and advancement of expenses provided by this Article IX may not be construed to be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any Article of Incorporation, Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

9.05 Advances

Expenses incurred in defending a civil or criminal action, suit or proceeding as contemplated in this Article IX may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent that he shall repay the amount advanced if it is ultimately determined that he is not entitled to be indemnified by the corporation as authorized by this Article IX.

9.06  Scope of Indemnification

The indemnification and advancement of expenses authorized by this Article IX is intended to permit the corporation to indemnify, to the fullest extent permitted by the laws of the State of Colorado, any and all persons whom it shall have power to indemnify under such laws from and against any and all of the expenses, disabilities or other matters referred to in or covered by such laws. Any indemnification or advancement of expenses hereunder shall, unless otherwise provided when the indemnification or advancement of expenses is authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators.

9.07  Insurance

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status in any such capacity, whether or not the corporation would have the power to indemnify him or her against the liability under the provisions of this Article IX or the laws of the State of Colorado, as the same may hereafter be amended or modified.

                                     ARTICLE X
                                    FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                    ARTICLE XI
                                    DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                                    ARTICLE XII
                                    AMENDMENTS

These Bylaws may be amended by the Board of Directors at any meeting or by the shareholders at any meeting.

                           CERTIFICATE OF ADOPTION OF BYLAWS
                                         OF
                          Jones Naughton Entertainment, Inc.

                        Certificate by Secretary of Adoption
                                         by
                                  Board of Directors

THE UNDERSIGNED hereby certifies that he is the duly elected, qualified, and acting Secretary of Jones Naughton Entertainment, Inc. and that the foregoing Bylaws, comprising twenty (20) pages, were submitted to and approved and adopted by the Board of Directors of the corporation by resolution dated March 1, 1994.

IN WITNESS WHEREOF, the undersigned has hereunto set his/her hand and affixed the corporate seal this 8th day of June, 1994.

/s/Joseph M Naughton

                            ACTION BY UNANIMOUS WRITTEN CONSENT
                                 OF THE BOARD OF DIRECTORS
                            JONES NAUGHTON ENTERTAINMENT, INC.

Pursuant to Section 7-5-108(3) of the Colorado Corproation Code, the following action is taken by the written consent of the Board of Directors of Jones Naughton Entertainment, Inc. without a meeting.

RESOLVED that the Board of Directors hereby approve the attached
Amended and Restated Bylaws of Jones Naughton Entertainment, Inc.;
and

FURTHER RESOLVED, that the Board of Directors hereby approve the attached proposed Articles of Amendment to the Articles of Incorporation of Jones Naughton Entertainment, Inc., and direct that such Articles of Amendment be submitted to the shareholders for approval and adoption.

This action by unanimous written consent may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one instrument.

IN WITNESS WHEREOF, this action was executed as of the 8th day of June, 1994.

/s/Joseph M. Naughton
Director

/s/Michael D. English
Director

/s/unknown
Director